Exhibit 99.1

Artiva Biotherapeutics Reports Full Year 2024 Financial Results and Recent Business Highlights

Initial data for AlloNK® from autoimmune program expected H1 2025

Updated clinical data from Phase 1/2 trial exploring AlloNK + rituximab in NHL showing continued durability of response to be presented at a medical conference in 2025

Strengthened key leadership with cell therapy and autoimmune expertise across organization

Robust balance sheet with cash, cash equivalents and investments of $185.4 million as of December 31, 2024, is expected to fund operations at least through end of 2026

SAN DIEGO, March 24, 2025 -- Artiva Biotherapeutics, Inc. (Nasdaq: ARTV) (Artiva), a clinical-stage biotechnology company whose mission is to develop effective, safe, and accessible cell therapies for patients with devastating autoimmune diseases and cancers, today announced financial results for the full year ended December 31, 2024, and highlighted recent progress.

“2024 was a transformational year for Artiva including initiating dosing of AlloNK® in patients with autoimmune disease across our trials, a successful initial public offering strengthening our balance sheet, and expanding key leadership across the organization with expertise in cell therapy and autoimmune disease,” said Fred Aslan, M.D., CEO of Artiva. “We look forward to sharing initial data from our AlloNK® program in autoimmune disease this year. We also look forward to sharing updated clinical data from our non-Hodgkin’s lymphoma (NHL) trial with AlloNK® which continues to mature as one of the strongest data sets for the allogeneic field, demonstrating deep B-cell depletion, continued durability of response, and the compatibility of our treatment regimen with outpatient administration.”

Recent Business Highlights

Corporate and Financial Updates

•
Expanded Board of Directors: In January 2025, Artiva appointed Dan Baker, M.D., as an independent member of its Board of Directors. Dr. Baker brings over two decades of drug development experience in the pharmaceutical industry. He is currently the interim Chief Development Officer of Cue Biopharma, Inc., and previously held a 19-year tenure at Johnson & Johnson (Janssen/Centocor) most recently as the Vice President of Immunology R&D.
•
Bolstered Key Development Leadership: Artiva appointed key leadership with cell therapy and autoimmune expertise across the development organization, including Benjamin Dewees as Senior Vice President (SVP), Regulatory Affairs, David Moriarty, Ph.D., as SVP, Clinical Operations, and Feng Xu as SVP, Biometrics. Collectively, the leadership team brings experience developing therapies targeting autoimmune indications including systemic lupus erythematosus (SLE), lupus nephritis (LN), rheumatoid arthritis (RA) and Sjogren’s disease from their tenures at companies such as Kyverna Therapeutics, Inc., Horizon Therapeutics plc and IGM Biosciences, Inc.

Upcoming Milestones

•
Initial data for AlloNK® (also known as AB-101) on autoimmune indications from at least one of the following trials expected in H1 2025:
o
Artiva Sponsored Trial in SLE/ LN: Ongoing Phase 1/1b trial evaluating AlloNK® in combination with rituximab or obinutuzumab in patients with SLE with or without LN.
o
Ongoing IIT Basket Trial: Investigator-initiated basket trial (IIT) assessing the safety, tolerability, and clinical activity of AlloNK® plus rituximab in patients with RA, pemphigus vulgaris, granulomatosis with polyangiitis/microscopic polyangiitis, and SLE. The trial is being conducted by Integral Rheumatology & Immunology Specialists, a community rheumatology clinic.
•
Updated clinical data from the Phase 1/2 trial exploring AlloNK® + rituximab in patients with relapsed/refractory B-cell NHL showing continued durability of response to be presented at a medical conference in 2025

Full Year 2024 Financial Results

•
Cash, Cash Equivalents and Investments. As of December 31, 2024, Artiva had cash, cash equivalents, and investments of $185.4 million. This includes $179.0 million in gross proceeds from Artiva’s completed initial public offering in July 2024 in which it sold 14,920,000 shares of its common stock, including partial exercise of the overallotment option. Existing cash, cash equivalents, and investments as of December 31, 2024, are expected to fund operations at least through the end of 2026.
•
Collaboration Revenue. Collaboration revenue was zero for the year ended December 31, 2024, compared to $32.9 million for the year ended December 31, 2023.
•
Research and Development Expenses. Research and development expenses were $50.3 million for each of the years ended December 31, 2024 and 2023.
•
General and Administrative Expenses. General and administrative expenses were $17.2 million for the year ended December 31, 2024, compared to $13.9 million for the year ended December 31, 2023.
•
Other Income, net. Other income, net, was $1.9 million for the year ended December 31, 2024, compared to other income, net, of $2.0 million for the year ended December 31, 2023.
•
Net Loss. Net loss totaled $65.4 million for the year ended December 31, 2024, as compared to net income of $28.7 million for the year ended December 31, 2023, with non-cash stock-based compensation expense of $7.0 million and $7.1 million for the years ended December 31, 2024 and 2023, respectively.

About Artiva Biotherapeutics

Artiva is a clinical-stage biotechnology company whose mission is to develop effective, safe and accessible cell therapies for patients with devastating autoimmune diseases and cancers. Artiva’s lead program, AlloNK®, is an allogeneic, off-the-shelf, non-genetically modified, cryopreserved NK cell therapy candidate designed to enhance the antibody-dependent cellular cytotoxicity effect of monoclonal antibodies to drive B-cell depletion. AlloNK® is currently in clinical trials for treatment of systemic lupus erythematosus, for patients with or without lupus nephritis, and in an investigator-initiated basket trial in multiple autoimmune indications. Artiva’s pipeline also includes CAR-NK candidates targeting both solid and hematologic cancers. Artiva was founded in 2019 as a spin out of GC Cell, formerly GC Lab Cell Corporation, a leading healthcare company in the Republic of Korea, pursuant to a strategic partnership granting Artiva exclusive worldwide rights (excluding Asia, Australia and New Zealand) to GC Cell’s NK cell manufacturing technology and programs.

Artiva is headquartered in San Diego, California. For more information, please visit www.artivabio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, statements regarding: expectations of Artiva Biotherapeutics, Inc. (the “Company”) regarding the potential benefits, accessibility, effectiveness and safety of AlloNK®; the Company’s ability to advance AlloNK® in autoimmune disease; the Company’s expectations regarding timing and availability of data from the Company’s clinical trials or the IIT; the Company’s future results of operations and financial position, including cash runway; and the Company’s presentation plans. These forward-looking statements are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events and are subject to known and unknown risks and uncertainties. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. These and other factors that may cause the Company’s actual results to differ from current expectations are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this press release is given. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Artiva Biotherapeutics, Inc.

Condensed Balance Sheets

(unaudited)

(in thousands)

	December 31, 2024	December 31, 2023
Assets
Cash, cash equivalents and investments	$185,428	$76,971
Property and equipment, net	6,370	8,096
Operating and financing lease right-of-use assets	14,055	16,547
Other assets	3,728	3,500
Total assets	$209,581	$105,114
Liabilities, convertible preferred stock, and stockholders' equity (deficit)
Accounts payable and accrued expenses	$8,513	$8,631
Operating and financing lease liabilities	14,354	16,912
Simple agreements for future equity (SAFEs)	—	25,100
Other liabilities	73	73
Total liabilities	22,940	50,716
Convertible preferred stock	—	216,413
Stockholders' equity (deficit)	186,641	(162,015)
Total liabilities, convertible preferred stock, and stockholders' equity (deficit)	$209,581	$105,114

Artiva Biotherapeutics, Inc.

Condensed Statements of Operation and Comprehensive Loss

(unaudited)

(in thousands, except share and per share data)

	Year Ended December 31,
	2024	2023
Revenue
Collaboration revenue	$—	$32,923
License and development support revenue	251	569
Total revenue	251	33,492
Operating expenses:
Research and development	50,328	50,251
General and administrative	17,205	13,912
Total operating expenses	67,533	64,163
Loss from operations	(67,282)	(30,671)
Other income, net
Interest income	5,349	2,535
Change in fair value of SAFEs	(3,597)	(707)
Other income, net	157	195
Total other income, net	1,909	2,023
Loss before provision for income taxes	(65,373)	(28,648)
Provision for income taxes	—	(72)
Net loss	$(65,373)	$(28,720)
Net loss per share, basic and diluted	$(5.81)	$(35.78)
Weighted-average common shares outstanding, basic and diluted	11,258,851	802,747
Comprehensive loss:
Net loss	$(65,373)	$(28,720)
Other comprehensive income (loss)	(437)	308
Comprehensive loss	$(65,810)	$(28,412)

Contacts

Investors: Neha Krishnamohan, Artiva Biotherapeutics, ir@artivabio.com

Media: Jessica Yingling, Ph.D., Little Dog Communications Inc., jessica@litldog.com, +1.858.344.8091

Source: Artiva Biotherapeutics, Inc.